UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2015

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in our Current Report on Form 8-K filed on September 10, 2015, the employment relationship between State Bank Financial Corporation (the “Company”) and its subsidiary bank, State Bank and Trust Company (the “Bank” and, together with the Company, “State Bank”), and J. Daniel Speight, Jr., General Counsel to the Company and Secretary and Vice Chairman of the Company and the Bank, terminated on December 24, 2015, at which time Mr. Speight also resigned from the boards of both the Company and the Bank. On December 24, 2015, State Bank and Mr. Speight also entered into the Release and Separation Agreement (the “Release”) attached to his Amended and Restated Employment Agreement dated September 10, 2015 (the “Agreement”). The Agreement and the Release were filed as Exhibit 10.1 to the Company’s September 10, 2015 Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: December 24, 2015	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer